UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York		11747
(Address of principal executive offices)		(Zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information regarding the amendments to the senior secured credit facilities of Verint Systems Inc. (“Verint”) and related transactions contained in Item 2.03 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 3, 2014 (the “Closing Date”), Verint completed the previously announced merger (the “Merger”) of Kay Technology Holdings, Inc. (“KANA”) with an indirect, wholly owned subsidiary (“Merger Sub”) of Verint, with KANA continuing as the surviving company and an indirect, wholly owned subsidiary of Verint. Pursuant to the terms of the Agreement and Plan of Merger, dated January 6, 2014 (the “Merger Agreement”), by and among Verint, Merger Sub, KANA and Accel-KKR Capital Partners III, LP, each share of KANA capital stock outstanding immediately prior to the effective time of the Merger, other than the shares of KANA capital stock held by KANA or its wholly owned subsidiaries, Verint or Merger Sub, were converted into the right to receive a portion of the Merger consideration, as set forth in the Merger Agreement. The Merger consideration consisted of cash in an amount equal to $514.2 million, which is net of KANA’s cash received by Verint in the Merger. The Merger consideration was funded through cash on hand, the borrowing of incremental term loans in connection with Amendment No. 1 to the Existing Credit Agreement (each as defined below) and draws under Verint’s existing revolving credit facility.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Verint’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 6, 2014 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the Merger, on the Closing Date, Verint entered into Amendment No. 1, Incremental Amendment and Joinder Agreement (“Amendment No. 1”) with, among others, the lenders from time to time party thereto (the “Incremental Term Loan Lenders”) and Credit Suisse AG, as administrative agent (the “Agent”), amending that certain Credit Agreement dated April 29, 2011 and amended and restated as of March 6, 2013 (the “Existing Credit Agreement”) with, among others, the lenders from time to time party thereto and the Agent. Pursuant to Amendment No. 1 and the Existing Credit Agreement, on the Closing Date, Verint incurred incremental term loans in an aggregate principal amount of $300.0 million (the “Incremental Term Loans”). The proceeds of the Incremental Term Loans were used to fund a portion of the Merger consideration.

The Incremental Term Loans bear interest at a rate per annum equal to, at Verint’s election (a) in the case of Eurodollar loans, the Adjusted LIBO Rate plus 2.75% and (b) in the case of Base Rate loans, the Base Rate plus 1.75%. The “Adjusted LIBO Rate” is the greater of (i) 0.75% per annum and (ii) the product of (x) the LIBO Rate (as defined in the Existing Credit

Agreement) and (y) Statutory Reserves (as defined in the Existing Credit Agreement). The “Base Rate” is the greatest of (i) the Agent’s prime rate, (ii) the Federal Funds Effective Rate (as defined in the Existing Credit Agreement) plus 0.50% and (iii) the Adjusted LIBO Rate for a one month interest period plus 1.00%. Interest on the Incremental Term Loans are payable quarterly or, in the case of Eurodollar loans with an interest period of three months or less, at the end of the applicable interest period.

Pursuant to Amendment No. 1 and the Existing Credit Agreement, Verint is required to make principal payments on the Incremental Term Loans of $750,000 per quarter commencing on May 1, 2014 and continuing through August 1, 2019, with the remaining balance due in September 2019. Optional prepayments of the Incremental Term Loans are permitted without premium or penalty, other than customary breakage costs associated with the prepayment of loans bearing interest based on LIBO Rates and a 1.0% premium applicable in the event of specified repricing transactions prior to September 8, 2014. The other terms, conditions and provisions applicable to the Incremental Term Loans, including provisions regarding security, guaranties, affirmative negative covenants and events of defaults, are consistent with those applicable to the term loans currently outstanding under the Existing Credit Agreement (the “Existing Term Loans”). A description of the Existing Credit Agreement is included under Item 1.01 of Verint’s Current Report on Form 8-K filed with the SEC on February 8, 2013 and is incorporated herein by reference.

On the Closing Date, Verint also entered into Amendment No. 2 to the Existing Credit Agreement (“Amendment No. 2”) with, among others, the Agent and the lenders party thereto, pursuant to which the Existing Credit Agreement was amended to, among other things, (i) permit Verint to increase the permitted amount of additional incremental term loans and revolving credit commitments under the Existing Credit Agreement (beyond the Incremental Term Loans borrowed under Amendment No. 1) by up to, in the aggregate, $200.0 million plus an additional amount such that the First Lien Leverage Ratio (as defined in Amendment No. 2) would not exceed the specified maximum ratio set forth therein, (ii) increase the size of certain negative covenant “basket” carve-outs, (iii) permit Verint to issue Permitted Convertible Indebtedness (as defined in Amendment No. 2), and (iv) permit Verint to refinance all or a portion of any existing class of term loans under the Existing Credit Agreement with replacement term loans.

Further, on the Closing Date, Verint entered into Amendment No. 3 to the Existing Credit Agreement (“Amendment No. 3”) with, among others, the Agent and the lenders party thereto, pursuant to which the Existing Credit Agreement was amended to extend by one year the step-down date of the leverage ratio covenant applicable to the revolving credit facility and, subject to and at the time of effectiveness of Amendment No. 4 (as defined below), the interest rate applicable to borrowings under the revolving credit facility would be repriced in a manner favorable to Verint. Verint additionally intends to seek approvals from its lenders pursuant to which, on or shortly after March 7, 2014, Verint and those lenders would enter into a separate amendment to the Existing Credit Agreement (“Amendment No. 4”) to, among other things, reprice the interest rate applicable to the Existing Term Loans in a manner favorable to Verint. There can be no assurances as to whether or when those approvals will be provided. The repricing of the interest rate applicable to borrowings under the revolving credit facility contemplated by Amendment No. 3 will not become effective unless and until Amendment No. 4 becomes effective.

Certain of the lenders party to the Existing Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory services for Verint and its subsidiaries for which they have received, or may receive, customary fees and expense reimbursements.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Verint will furnish any financial statements required by Item 9.01(a) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed with the SEC pursuant SEC rules.

(b) Pro Forma Financial Information.

Verint will furnish any financial statements required by Item 9.01(b) by amendment no later than 71 calendar days after the date this initial Current Report on Form 8-K is required to have been filed with the SEC pursuant SEC rules.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1, Incremental Amendment and Joinder Agreement dated February 3, 2014 to the Amended and Restated Credit Agreement, dated as of March 6, 2013, among Verint Systems Inc., as Borrower, the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent (the “Existing Credit Agreement”)

10.2	Amendment No. 2 dated February 3, 2014 to the Existing Credit Agreement

10.3	Amendment No. 3 dated February 3, 2014 to the Existing Credit Agreement

* * * * * *

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint and the expected benefits of the Merger. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with the Merger, such as uncertainties regarding the ability to realize the expected benefits of the Merger, as well as risks associated with related system integrations. For a detailed discussion of risk factors impacting Verint, see Verint’s Annual Report on Form 10-K for the year ended January 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, and other filings Verint makes with the SEC. The forward-looking statements contained in this document are made as of the date hereof, and Verint assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Qualification of Representations and Warranties

The foregoing description of the Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information regarding Verint.

KANA and Verint made representations, warranties and covenants in the Merger Agreement that the parties believe are customary for transactions of this type. The representations, warranties and covenants were made to, and are solely for the benefit of, the parties to the Merger Agreement. The assertions embodied in the representations and warranties contained in such agreement were in some cases qualified by information in confidential disclosure letters or schedules provided by the parties to each other in connection with the signing of such agreement. While Verint does not believe that these disclosure letters or schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. The representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Verint or KANA, since they were only made as of the date of such agreement or such other date as may be set forth in the Merger Agreement and may have been modified in important part by the associated disclosure letters or schedules. Moreover, the representations and warranties contained in the Merger Agreement were negotiated for the principal purpose of establishing the circumstances under which either party may have had the right to terminate the Merger Agreement or otherwise not complete the Merger if the representations and warranties of the other party proved to be untrue due to a change in circumstance or otherwise. The representations and warranties in the Merger Agreement were intended to allocate risk between Verint and KANA rather than establishing matters as facts and may have been subject to a contractual standard of materiality different from those generally applicable to investors. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in existing public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: February 3, 2014	By:	/s/ Peter Fante
Name: Peter Fante
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, Incremental Amendment and Joinder Agreement dated February 3, 2014 to the Amended and Restated Credit Agreement, dated as of March 6, 2013, among Verint Systems Inc., as Borrower, the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent (the “Existing Credit Agreement”)

10.2	Amendment No. 2 dated February 3, 2014 to the Existing Credit Agreement

10.3	Amendment No. 3 dated February 3, 2014 to the Existing Credit Agreement